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                                                                     EXHIBIT 2.2


                              ARTICLES OF AMENDMENT
                                     OF THE

                            ARTICLES OF INCORPORATION
                                       OF

                             ETG INTERNATIONAL, INC.

                              ********************

The undersigned Minnesota Corporation, for the purpose of amending its Articles of Incorporation pursuant to Chapter 302A or 317A of the Minnesota Business Corporation Act, does hereby adopt the following amendments:

1. The undersigned hereby certify that on the 18th day of March, 1999; a special meeting of the Board of Directors was duly held and convened at which there was a present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:


         ARTICLE I:        The new name of the corporation is:

                                    SolutionNet International, Inc.

         ARTICLE IV:       The new board of directors is as follows:

                           NAME:                     ADDRESS:

                           Garrett K. Krause         PO Box 7006
                                                     Beverly Hills, CA  90212

                           Dan Curran                4344 Promenade Way, #102P
                                                     Marina del Rey, CA  90292


         This amendment has been approved pursuant to Minnesota Satiates chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                            BY: /s/ Garrett K. Krause
                               -----------------------------
                               Garrett K. Krause, President